UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 20, 2018

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

801 Capitola Drive

Durham, NC  27713

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

Item 1.01.  Entry into a Material Definitive Agreement.

On November 21, 2018, Heat Biologics, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with A.G.P./Alliance Global Partners (“AGP”), providing for the offer and sale in a firm commitment underwritten public offering (the “Offering”) of  up to 9,200,000 shares of the Company’s common stock, par value $0.0002 per share (the “Common Stock”) (inclusive of 1,200,000 shares of Common Stock subject to the over-allotment option granted to AGP, which has been exercised in full) together with a number of warrants (the “Warrants”) to purchase up to 4,600,000 shares of its Common Stock (inclusive of warrants to purchase up to 600,000 shares of common stock subject to the over-allotment option granted to AGP, which has been exercised in full). The public offering price is $1.49 per share of Common Stock and $0.01 per accompanying Warrant (for a combined price of $1.50). Pursuant to the Underwriting Agreement, the Company granted to AGP an option, which has been exercised in full, for a period of 45 days to purchase up to 1,200,000 additional shares of Common Stock and Warrants to purchase up to an additional 600,000 shares of Common Stock.

The net proceeds to the Company from the Offering are expected to be approximately $12.6 million, after deducting underwriting discounts and commissions and estimated Offering expenses payable by the Company, and including the full exercise by AGP of its option to purchase additional shares of Common Stock and Warrants. The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and AGP, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions.

The shares of Common Stock and Warrants will be issued in the Offering pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-221201), which was declared effective on November 13, 2017, and the base prospectus included therein, as supplemented by the preliminary prospectus supplement, dated November 20, 2018, which was filed with the Securities and Exchange Commission (the “Commission”) on November 20, 2018, and a prospectus supplement, dated November 21, 2018, which was filed with the Commission on November 21, 2018. The Offering is expected to close on November 26, 2018, contingent upon the satisfaction of customary closing conditions.

The Warrants will be immediately exercisable upon issuance at a price of $1.65 per share of Common Stock, subject to adjustment in certain circumstances, and will expire on November 26, 2023 (five years from the date of issuance). The Company has the option to “call” the exercise of any or all of the Warrants, from time to time after any 10-consecutive trading day period during which the daily volume weighted average price of the common stock is not less than 300% of the exercise price for the Warrants in effect for such 10-consecutive trading day period. No fractional shares of common stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, at the Company’s election, the Company will pay the holder an amount in cash equal to the fractional amount multiplied by the fair market value of any such fractional shares or round up to the next whole share. If at the time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance of the shares of common stock to the holder, then the Warrant may only be exercised through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Warrant. The Warrants also provide that in the event of a fundamental transaction the Company is required to cause any successor entity to assume its obligations under the Warrants. In addition, the holder of the Warrant will be entitled to receive upon exercise of the Warrant the kind and amount of securities, cash or property that the holder would have received had the holder exercised the Warrant immediately prior to such fundamental transaction. Under the Warrants, the Company may not effect the exercise of any warrant, and a holder will not be entitled to exercise any portion of any warrant, which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed 4.99%/9.99% (at the election of the holder) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed 4.99%/9.99% (at the election of the holder) of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us.

The Warrants will not be listed on The NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system.

The Company currently intends to use the net proceeds from the sale of shares of Common Stock and the Warrants in the Offering to continue to fund its and its subsidiaries’ preclinical and clinical programs and for working capital and general corporate purposes, as well as to acquire, license or invest in complementary businesses, technologies, product candidates or other intellectual property and to fund its milestone payment obligations. The Company will have broad discretion in determining how the proceeds of the Offering will be used, and its discretion is not limited by the aforementioned possible uses.

A copy of the opinion of Gracin & Marlow, LLP, New York, New York, relating to the legality of the issuance and sale of the Company’s securities in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The foregoing descriptions of the Underwriting Agreement and the Warrants are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement and the form of Warrant, copies of which are included as Exhibit 1.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the parties to that document. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission.

Item 8.01.  Other Events.

On November 20, 2018, the Company issued a press release announcing the launch of the proposed Offering. On November 21, 2018, the Company issued a press release announcing the pricing of the Offering. A copy of these press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 21, 2018, between Heat Biologics, Inc. and A.G.P./Alliance Global Partners
4.1	Form of Warrant
5.1	Opinion of Gracin & Marlow, LLP
23.1	Consent of Gracin & Marlow, LLP (included in Opinion of Gracin & Marlow, LLP filed as Exhibit 5.1)
99.1	Press Release of Heat Biologics, Inc. dated November 20, 2018
99.2	Press Release of Heat Biologics, Inc. dated November 21, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2018	HEAT BIOLOGICS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 21, 2018, between Heat Biologics, Inc. and A.G.P./Alliance Global Partners
4.1	Form of Warrant
5.1	Opinion of Gracin & Marlow, LLP
23.1	Consent of Gracin & Marlow, LLP (included in Opinion of Gracin & Marlow, LLP filed as Exhibit 5.1)
99.1	Press Release of Heat Biologics, Inc. dated November 20, 2018
99.2	Press Release of Heat Biologics, Inc. dated November 21, 2018